UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

Registrant's telephone number, including area code: (303) 770-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2016, RE/MAX, LLC (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with RE/MAX of Kentucky/Tennessee, Inc. (“RE/MAX of Kentucky/Tennessee”); RE/MAX of Georgia, Inc. (“RE/MAX of Georgia”); RE/MAX of Southern Ohio, Inc. (“RE/MAX of Southern Ohio” and, together with RE/MAX of Kentucky/Tennessee and RE/MAX of Southern Ohio, the “Sellers”); the stockholder of the Sellers; and certain key employees of the Sellers. Pursuant to the APA, the Company has agreed to acquire certain assets of the Sellers (the “Acquisition”). The assets to be acquired include the regional franchise agreements issued by the Company permitting the sale of RE/MAX franchises in Georgia, Kentucky, Tennessee, and certain areas of Ohio. The Company intends to acquire these assets in order to expand its owned and operated regional franchising operations. The Company will pay a purchase price of approximately $50.4 million. The Acquisition, which is subject to customary closing conditions, is expected to close by the end of 2016. Each of the parties to the APA has made certain representations, warranties, and covenants that are customary for a transaction of this nature. The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the APA, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Company is a wholly-owned subsidiary of RMCO, LLC (“RMCO”), and RE/MAX Holdings, Inc. is the sole manager of RMCO.

On November 22, 2016, the Company and RMCO entered into the second amendment (the “Second Amendment”) to the credit agreement, dated July 31, 2013 (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and the various lenders party thereto. The Second Amendment increases the revolving commitment of the lenders by $20,000,000 (to a total of $30,000,000), effective on the closing date of the Acquisition, and waives certain limitations on acquisitions in order to enable the Company to consummate the Acquisition. The revolving commitment under the Credit Agreement is in addition to existing term loans borrowed by the Company under the Credit Agreement. The foregoing summary of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is hereby made to the disclosure in Item 1.01 of this Form 8-K regarding the Second Amendment to the Credit Agreement, which disclosure is hereby incorporated in Item 2.03 of this Form 8-K.

Item 7.01 Regulation FD Disclosure. *

On November 28, 2016, the Company issued a press release regarding the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto.

RE/MAX Holdings, Inc. has prepared materials for investors and analysts related to the Acquisition and other transactions and intends to make the materials available on the investor relations section of its primary website (http://www.remax.com). The materials are furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits. *

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated November 22, 2016, by and among RE/MAX, LLC; RE/MAX of Kentucky/Tennessee, Inc.; RE/MAX of Georgia, Inc.; RE/MAX of Southern Ohio, Inc.; Lisa McPherson, Scott McPherson, Robin McPherson, and Frank McCarty, each in their respective capacity as co-trustee for The McPherson Family Trust; Dane Ellison; and David Smith. (Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any omitted exhibits and schedules upon request by the SEC.)

10.1	Second Amendment to Credit Agreement, dated as of November 22, 2016, among RMCO, LLC, RE/MAX, LLC, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release issued on November 28, 2016 by RE/MAX, LLC

99.2	2016 Independent Regions Acquisitions Supplementary Materials

*The information contained in Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 of this Current Report on Form 8-K are being "furnished" and shall not be deemed "filed" for purposed of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information or exhibits be deemed incorporated by reference in any registration statement or other filings of the Registrant under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: November 28, 2016	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer